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                                                               Page 1 of 4 pages


                                   EXHIBIT 21
                                   ----------

(All subsidiaries are included in the Consolidated Financial Statements of The Stanley Works)

                                                               Jurisdiction of
Corporate Name                                                 Incorporation
--------------                                                 -------------
The Stanley Works                                              Connecticut

       The Farmington River Power Company                      Connecticut

       Stanley Germany Inc.                                    Delaware

       Stanley Foreign Sales Corporation                       Virgin Islands

       Stanley Real Estate Holdings Corporation                Florida

       Jensen Tools, Inc.                                      Delaware

       Stanley-Bostitch, Inc.                                  Delaware

                  Stanley-Bostitch Holding Corporation         Delaware

       Stanley Mail Media, Inc.                                Delaware

       Stanley Logistics, Inc.                                 Delaware

       Stanley Fastening Systems, L.P.                         Delaware

     Stanley Receivables Corp.                                 Delaware

     Stanley European Holdings, L.L.C.                         Delaware

       Stanley Canada Inc.                                     Ontario

     Stanley Tools (N.Z.) Ltd.                                 New Zealand

     Ferramentas Stanley Ltda.                                 Brazil

     Herramientas Stanley, S.A. de C.V.                        Mexico

     Stanley-Bostitch, S.A. de C.V.                            Mexico

     Stanley Tools SpA                                         Italy

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                                                               Page 2 of 4 pages

                                   EXHIBIT 21
                                   ----------

                                                               Jurisdiction of
Corporate Name                                                 Incorporation
--------------                                                 -------------

(The Stanley Works)

   Stanley Atlantic, Inc.                                      Delaware

     Stanley Israel Investments, Inc.                          Delaware

       Stanley Israel Investments B.V.                         Netherlands

           T.S.W. Israel Investments
            Ltd.
                                                               Israel
            (One share owned by
            Stanley Israel
            Investments, Inc.)

             ZAG Industries Ltd.                               Israel

     Stanley Works
       (Nederland) B.V.                                        Netherlands

     Stanley Nirva S.A.                                        France

       S.I.C.F.O.-Stanley S.A.                                 France

           Stanley Europe B.V.                                 Netherlands
           (S.I.C.F.O. owns 50% &
           Bostitch S.A. & Simax
           own 25% each)

       Stanley Bostitch S.A.                                   France

       Soc. de Fab. Bostitch
            S.A.(Simax)                                        France

     Societe Civile Immobiliere WAT                            France

     Stanley Iberia S.A.                                       Spain

     Stanley Vaerktoj ApS                                      Denmark

      Stanley Svenska A.B.                                     Sweden

         Suomen Stanley OY                                     Finland

      Bostitch G.m.b.H.                                        Germany

         Friess G.m.b.H.                                       Germany

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                                                               Page 3 of 4 pages

                                   EXHIBIT 21
                                   ----------


                                                               Jurisdiction of
Corporate Name                                                 Incorporation
--------------                                                 -------------
(The Stanley Works)

      Bostitch AG
                                                               Switzerland

      S.A. Stanley Works (Belgium) N.V.                        Belgium

        International Staple &
          Machine Co. n.v.                                     Belgium

      The Stanley Works C.V.                                   Netherlands

     Stanley International
         Holdings Inc.                                         Delaware

           Stanley Pacific Inc.                                Delaware

             Stanley-Bostitch
             Pty. Limited
                                                               Australia

     The Stanley Works Pty. Ltd.
                                                               Australia

     Stanley Works Asia Pacific Pte. Ltd.                      Singapore

     The Stanley Works
     (Hong Kong) Ltd.                                          Hong Kong

     The Stanley Works Sales
     (Philippines), Inc.                                       Philippines


     The Stanley Works
        (Bermuda) Ltd.                                         Bermuda

     The Stanley Works Japan K.K.                              Japan

     Stanley Works Ltd.                                        Thailand

     Stanley Tools Poland Ltd.                                 Poland

     Tona a.s. (Ltd.) (86%)                                    Czech Republic

     Stanley Works Malaysia Sdn. Bhd.                          Malaysia

     Stanley Fastening Systems Poland Ltd.                     Poland

     Stanley de Chihuahua, S. de R.L. de C.V.                  Mexico

     Stanley Works China Investments Ltd. (80%)                Virgin Islands

        Stanley (Zhongshan) Hardware
        Co. Ltd. (65%)                                         China

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                                                               Page 4 of 4 pages

                                   EXHIBIT 21


                                                               Jurisdiction of
Corporate Name                                                 Incorporation
--------------                                                 -------------
(The Stanley Works)

    Stanley U.K. Holding Limited                                U.K.

        ATRO Limited                                            U.K.

        The Stanley Works Limited                               U.K.

           Mosley-Stone Ltd.                                    U.K.

           R.J. Lendrum Limited                                 U.K.

    Stanley Chiro International Ltd.                            Taiwan

    Stanley Italia S.r.l.                                       Italy

        FIPADUE S.r.l.                                          Italy

    Beijing Daxing Stanley-Bostitch Metal
        Industries Company Limited (98%)                        China

    Stanley Europe B.V.B.A.                                     Belgium

    Stanley (Tianjin) International
         Trading Co. Ltd.                                       China

The names of certain subsidiaries have been omitted because such subsidiaries, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary.